UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 24, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

767 Third Avenue, 25th Floor, New York, New York 10017
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 224-8230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On  August 24, 2010, the Audit Committee of the Board of Directors (the “Audit Committee”) and management of Fund.com Inc. (the “Company”) determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the (i) fiscal quarter ended September 30, 2009, which was filed on Form 10-Q on November 23, 2009; (ii) fiscal year ended December 31, 2009, which was filed on Form 10-K on April 23, 2010; and (iii) fiscal quarter ended March 31, 2010, which was filed on Form 10-Q on May 24, 2010 is necessary to properly reflect the rescission of an investment into Vensure Employer Services, Inc. (“Vensure”) and the related valuation of a $20.0 million face amount annuity contract from an unrelated third party payable in 2017 (the “Financial Instrument”) that was returned to the Company.  An additional restatement of the financial statements for the fiscal year ended December 31, 2009 will be made to reflect an inducement made by two shareholders of the Company in connection with the issuance of a note payable to IP Global Investors, Ltd. (“IP Global”).  When it was disclosed, the Company was not aware that the transaction of the share transfer between the private parties had been consummated.  The Company and the Audit Committee determined that it should take this action to prevent future reliance on previously issued financial statements set forth in the above. Such financial statements should no longer be relied upon.

The Company believes that the proper presentation on its financial statements is to record the Vensure investment at the value of the consideration which was returned on August 18, 2010 to the Company, subsequent to the periods being restated.  In addition, the Company believes that it is no longer appropriate to record as an asset advances from future revenues which were a part of the Vensure agreements that were rescinded. Accordingly, the financial statements will be restated to reflect the valuation of the financial instrument at September 30, 2009, December 31, 2009 and March 31, 2010.

As previously disclosed by the Company in its periodic reports filed with the Securities and Exchange Commission (the “SEC”), on November 2, 2009, effective September 29, 2009, the Company consummated an investment in Vensure pursuant to the terms and conditions of a securities purchase agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company exchanged the $20.0 million face amount Financial Instrument for 218,883.33 shares of Series A participating convertible preferred stock of Vensure, with a liquidation value of $1,000 per share (the “Series A Preferred Stock”).  In addition, the Company, Vensure and their subsidiaries entered into an educational content agreement.

Subsequent to the closing of the Vensure transaction, there was a significant change of circumstances affecting both parties to the Purchase Agreement.  These factors included: (i) Vensure’s inability to provide the Company with the audited financial statements of Vensure for the two years ended December 31, 2009, as required by the Purchase Agreement; and (ii) the focus of Company’s efforts and business strategy as a result of the expansion of the activities of its AdvisorShares Investments, LLC subsidiary and the recent acquisition of Weston Capital Management, LLC.

Based upon the foregoing and as additionally reported on Form 8-K filed on August 24, 2010, on August 18, 2010, the Company and Vensure entered into an Agreement of Rescission (the “Rescission Agreement”) under which the parties agreed to rescind, ab initio, all of the transactions contemplated by the Purchase Agreement, as a result of which (a) Vensure and its subsidiary assigned back to the Company the Financial Instrument, (b) the Company assigned and transferred back to Vensure its Series A Preferred Stock, and (c) the parties agreed to release each other from all further obligations under the Purchase Agreement and related educational content agreement.

The Company considered guidance under the provisions of FASB ASC 805-10, Accounting for pre-acquisition contingencies, and ASC 450-10, Contingencies, and has determined that it can now reassess due to the rescission how the transaction was recorded and the fact that the financial instrument in now held by the Company.  The Company believes that a determination of the fair value of the Financial Instrument at each of the reporting dates will be done in accordance with guidance in ASC 820-10-55-4 through -20 with respect to present value techniques, specifically the guidance set forth in ASC 820-10-55-5.

Management of the Company believes that present value techniques, and specifically the guidance set forth in ASC 820-10-55-5, will ultimately result in a determination that the fair value of the Financial Instrument may be significantly less than its original $20.0 million face amount, and that such Financial Instrument could be impaired and reduced by as much as $15.0 million.  However, the final determination of the fair value of the Financial Instrument has not been completed nor have the independent auditors for the Company made any determination as to such fair value, including the extent of any reduction or impairment of the Financial Instrument, if any.

Accordingly, the Company will:  (i) remove as an asset any advances from future revenues, (ii) make a final determination of the fair value of the Financial Instrument, which determination shall be subject to audit by the Company’s independent auditors, and (iii) record the inducement in connection with the note payable to earnings.  Specifically:

1.	The balance sheets for the periods September 30, 2009, December 31, 2009 and March 31, 2010 will no longer contain an asset, advances for future revenues;
2.
The balances sheets for the periods September 30, 2009, December 31, 2009 and March 31, 2010 will not include as an investment the Series A Preferred Stock but rather will now include as the Financial Instrument at ultimately determined fair value;

3.	The Statement of Operations for the period ending September 30, 2009 will reflect an impairment of the Financial Instrument to its reduced fair value; and
4.	The Statement of Operations for the year ending December 31, 2009 will reflect a similar impairment of the Financial Instrument.

In addition, the Statement of Operations for the year ending December 31, 2009 will reflect as a charge to earnings $8,800,000 with a corresponding amount increasing Additional Paid in Capital in the Shareholders’ Equity section.  This is related to the inducement provided by the shareholders in connection with the IP Global note.  This restatement will have no affect on the assets or net equity of the company.

As indicated above, the Audit Committee and management has discussed this matter with its independent registered public accounting firm, and the Company will work diligently with its independent registered public accounting firm to include the restated financial statements as at September 30, 2009, December 31, 2009 and March 31, 2010, and for the periods then ended, in amendments to such reports, to be filed with the SEC as soon as practical.

On November 4, 2010, the Company provided Jewett, Schwartz, Wolfe & Associates with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Jewett, Schwartz, Wolfe & Associates furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 16.1 and is incorporated herein by reference.

Complete Description

The foregoing description of the new financial statements is not a complete summary. The new financial statements, which should be relied upon, will be contained in amendments to the September 30, 2009, December 31, 2009 and March 31, 2010 reports to effect the aforementioned restatements. You are urged to read the complete documents on the website of the SEC at www.sec.gov when such amended reports are filed with the SEC as soon as practical.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on October 19, 2010, on October 13, 2010, the Board of Directors of the Company resolved by unanimous written consent to change the Company’s fiscal year end, formerly ending December 31st, to September 30th.  In order to avoid the time and expense associated with filing an audited transition report for the period ended September 30, 2010 with the SEC while simultaneously responding to comments from the SEC in connection with the Company’s historical financial statements, on October 26, 2010, the Board of Directors of the Company resolved by unanimous written consent to rescind its prior approval of the Company’s change in fiscal year end.  As a result of the foregoing, the Company’s fiscal year end was changed from September 30th to December 31st.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Jewett, Schwartz, Wolfe & Associates dated as of November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:    /s/ Gregory Webster
___________________________________________
Name:  Gregory Webster
Title:    Chief Executive Officer

Date:  November 4, 2010